Exhibit 10.3.1

AMENDMENT NUMBER 3 TO THE

TECO ENERGY GROUP

SUPPLEMENTAL RETIREMENT BENEFITS

TRUST AGREEMENT

Pursuant to Section 11.1 of the TECO Energy Group Supplemental Retirement Benefits Trust Agreement (the “Trust”), the Trust is hereby amended, effective as provided herein, as follows:

1.	Effective November 1, 2007, by substituting the following for Section 2.4:

For purposes of this Trust Agreement, a “change in control of the Company” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(a)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(b)    the following individuals cease to constitute a majority of the number of directors then serving: individuals who on the date hereof constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires 30% or more of the combined voting power of the Company’s then outstanding securities; or

(d)    the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets.

(e)    Notwithstanding anything in this Trust Agreement to the contrary, a “change in control of the Company” will not be deemed to have occurred until the Trustee has received a written certification from an individual who is the president, a vice president or the treasurer of the Company immediately before such change in control has taken place stating that a change in control has occurred. The Trustee has no duty to inquire as to the existence of a certification and may rely conclusively upon a certification once it is received by the Trustee.

2.	Effective November 1, 2007, by inserting the following in a new Section 2.8:

2.8 In the event the Company has entered into a change in control agreement with an employee who, for purposes of Section 409A of the Internal Revenue Code of 1986, is a “Specified Employee” for whom a six-month waiting period will apply, the amounts to be paid to any such Specified Employee under his change in control agreement will be deposited in the Trust at the commencement of the six-month waiting period and shall be paid to the Specified Employee at the end of the six-month waiting period according to the terms of the Specified Employee’s change in control agreement.

All other terms and conditions of the Trust shall remain in full force and effect with no changes thereto.

EXECUTED this 21 day of December, 2007.

TECO ENERGY, INC.

By:	/s/ Clinton E. Childress

Its:	Chief Human Resources Officer

Citibank, N.A., as Trustee

By:	/s/ Mario Morin

Its:	Trustee